UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2010

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12822	58-2086934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Senior Notes due 2019

On November 12, 2010, Beazer Homes USA, Inc. (the “Company”) issued and sold $250 million aggregate principal amount of its 9.125% Senior Notes due 2019 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to purchasers outside the United States in reliance on Regulation S under the Securities Act. The Notes were initially sold pursuant to a purchase agreement, dated November 8, 2010, among the Company, the whollyowned subsidiaries named as guarantors therein (the “Guarantors”) and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively the “Initial Purchasers”). The Notes were issued at 98.556% of their principal amount, resulting in net proceeds to the Company of approximately $242.1 million.

The Notes were issued under an Indenture, dated as of April 17, 2002 (the “Base Indenture”), as supplemented by the Fourteenth Supplemental Indenture, dated as of November 12, 2010 (the “Supplemental Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes and the related guarantees are the Company’s and the Guarantors’ unsecured senior obligations and rank equally with all of the Company’s and the Guarantors’ other senior indebtedness. The Notes accrue interest at a rate of 9.125% per year, payable on May 15 and November 15 of each year, commencing on May 15, 2011. The Notes will mature on May 15, 2019.

The Company may redeem some or all of the Notes at any time prior to November 15, 2014 at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and a “make-whole” premium as described in the Supplemental Indenture. Thereafter, the Company may redeem some or all of the Notes at the redemption prices specified in the Supplemental Indenture. In addition, prior to November 15, 2013, the Company may redeem up to 35% of the Notes from the proceeds of certain equity offerings at a price equal to 109.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest.

The Supplemental Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the Supplemental Indenture) to, among other things, incur additional indebtedness, make certain types of restricted payments, and create liens on assets of the Company or the Guarantors. Upon a change of control (as defined in the Supplemental Indenture), the Company is required to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest. The Supplemental Indenture also contains customary events of default.

In connection with the issuance of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of November 12, 2010 (the “Registration Rights Agreement”), with the Initial Purchasers. The Registration Rights Agreement requires the Company to register under the Securities Act new 9.125% Senior Notes due 2019 (the “Exchange Notes”) having substantially identical terms to the Notes and to complete an exchange of the privately placed Notes for the publicly registered

Exchange Notes or, if the exchange cannot be effected, to file and keep effective a shelf registration statement for resale of the Notes. Failure of the Company to comply with the registration and exchange requirements set forth in the Registration Rights Agreement within the time periods specified therein would require the Company to pay as liquidated damages additional interest on the Notes until any such failure to comply is cured.

The foregoing descriptions of the Notes, the Supplemental Indenture and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Supplemental Indenture and the Registration Rights Agreement filed herewith as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference.

Cash-Secured Loan Facilities

On November 16, 2010, the Company entered into two separate cash-secured delayed-draw term loan facilities (collectively, the “Cash-Secured Facilities”) with Citibank, N.A. (“Citi”) and an affiliate of Deutsche Bank AG (“Deutsche Bank”). Pursuant to the terms of the Cash-Secured Facilities, the Company has the right to borrow up to an aggregate of $137.5 million under each facility in a maximum of two borrowings. The Cash-Secured Facilities mature on November 16, 2017; however, the lenders thereunder have the right to require the Company to repay the loans in full on each of the second and fourth anniversaries of the closing date. The Company may, at its option, prepay loans under the Cash-Secured Facilities at anytime without any prepayment penalty. Outstanding amounts under the Citi and Deutsche Bank Cash-Secured Facilities bear interest at a rate per annum equal to LIBOR plus 40 basis points and 35 basis points, respectively.

Borrowings under the Cash-Secured Facilities are senior secured obligations of the Company and are not guaranteed by any of its subsidiaries. The Cash-Secured Facilities are secured by accounts (the “Collateral Accounts”) maintained with the lending banks (or their affiliates) and the Company is required to maintain a balance in such Collateral Accounts equal to the amounts outstanding under the Cash-Secured Facilities. The Citi and Deutsche Bank Collateral Accounts will earn a return equal to LIBOR and LIBOR minus 5 basis points, respectively. The Cash-Secured Facilities also include customary covenants and events of default.

On November 16, 2010, the Company borrowed an aggregate of $16,295,500 under each of the Cash-Secured Facilities, which funds will be used to replenish cash used previously to repurchase or redeem the Company’s outstanding senior notes.

The foregoing description of the Cash-Secured Facilities does not purport to be complete and is qualified in its entirety by reference to the copies of the applicable loan agreements filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth under Item 1.01 under the headings “Issuance of Senior Notes due 2019” and “Cash-Secured Loan Facilities” are incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On November 15, 2010, the Company issued a redemption notice with respect to all of the Company’s outstanding 6 ½% Senior Notes due 2013 (the “2013 Notes”). The 2013 Notes will be redeemed on November 30, 2010 at a redemption price equal to 101.083% of the principal amount thereof, plus accrued but unpaid interest to, but not including, the redemption date. As of November 15, 2010, $164.5 million aggregate principal amount of the 2013 Notes was outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Fourteenth Supplemental Indenture, dated November 12, 2010, among Beazer Homes USA, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (includes the form of Note)

4.2	Registration Rights Agreement, dated November 12, 2010, among Beazer Homes USA, Inc., the subsidiary guarantors party thereto and the initial purchasers party thereto

10.1	Delayed-Draw Term Loan Loan Facility, dated November 16, 2010, among Beazer Homes USA, Inc., Citibank, N.A. and Citigroup Global Markets Inc.

10.2	Delayed-Draw Term Loan Loan Facility, dated November 16, 2010, among Beazer Homes USA, Inc., Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: November 18, 2010	By:	/s/ Allan P. Merrill
Allan P. Merrill
Executive Vice President and
Chief Financial Officer